Exhibit 3.23

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – 13655 RIVERPORT DRIVE, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2008, AT 3:08 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4491929 8100	AUTHENTICATION:	6323304
080062436	DATE:	01–18–08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:16 PM 01/18/2008 FILED 03:08 PM 01/18/2008 SRV 080062436 – 4491929 FILE

CERTIFICATE OF FORMATION

OF

WELLS REIT II – 13655 Riverport Drive, LLC

The undersigned, in order to form Wells REIT II – 13655 Riverport Drive, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.         The name of the limited liability company is:

Wells REIT II – 13655 Riverport Drive, LLC

2.         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 18, 2008.

/s/ Lucy B. Boyd
Lucy B. Boyd Authorized Person